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                                                                    Exhibit 24.7

                                POWER OF ATTORNEY

      KNOWN ALL MEN BY THESE PRESENTS, that each director of KeySpan Corporation (the "Corporation") whose signature appears below constitutes and appoints Gerald Luterman, Michael J. Taunton and Theresa A. Balog, and each of them, lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign the Corporation's Registration Statement on Form S-3 relating to the issuance of up to $3,000,000,000 (or the equivalent thereof of in one or more foreign currencies or one or more currency units) of securities and to sign any and all amendments (including post-effective amendments) and supplements thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Dated: September 15, 2004

                                                   /s/Stephen W. McKessy
                                                   -----------------------------
                                                   Stephen W. McKessy

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